Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S. C. Section 1350
as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Western Asset Mortgage Capital Corporation (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 8, 2023	By:	/s/ BONNIE M. WONGTRAKOOL

		Name:	Bonnie M. Wongtrakool
		Title:	Chief Executive Officer and Director

The undersigned, the President and Chief Financial Officer (principal financial officer and principal accounting officer) of Western Asset Mortgage Capital Corporation (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 8, 2023	By:	/s/ ROBERT W. LEHMAN

		Name:	Robert W. Lehman
		Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.